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                                                                  Exhibit 10-k-2


         Amendment No. 1 to the Capacity & Reservation Deposit Agreement

This Amendment No. 1 to the Capacity & Reservation Deposit Agreement dated March 24, 2000 ("Effective Date") is entered by and between Conexant Systems, Inc., a company incorporated in Delaware ("Conexant") and UMC Group (USA) ("UMC"), (collectively the "Parties") for foundry services to be performed by United Microelectronics Corporation.

Background

On March 20th, 2000 the Parties entered the Capacity & Reservation Deposit Agreement (the "Agreement") whereby UMC shall provide certain foundry services to Conexant in accordance with the Agreement terms. The Parties agree certain terms of the Agreement require clarification. This Amendment intends to provide such clarification.

Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Conexant and UMC agree that the Agreement is amended as follows:


New Section 5.3 reads:

      5.3 In the event of a breach of a material obligation which is not cured or otherwise resolved pursuant to subsections a, b or c of Section 5.2 above:

      (a) If the breach specified in the Default Notice is (i) attributable to Conexant and (ii) not disputed, then UMC is entitled to retain the entire remaining unused portion of the Deposit; or

      (b) If the breach specified in the Default Notice is (i) attributable to UMC and not disputed, then Conexant is entitled to retain the entire remaining unused portion of the Deposit, which shall be remitted to Conexant within thirty (30) days of request therefor.

The following language is appended to Section 4.3:

In the event that the foundry agreement is not entered and either party elects to terminate this Agreement for convenience for that reason, Conexant shall be entitled to receive, within 30 days of such termination, a full refund, without interest, of the unused portion of the Deposit.

Except as specifically modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

By:    /s/ Jim Kupec                            By:    /s/ Terry Ellis
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Name:  Jim Kupec                                Name:  Terry Ellis
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Title: President, UMC (USA)                     Title: SVP, Operations
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Date:  3/24/2000                                Date:  3/24/2000
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